UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2015, the Board of Directors of Sonic Automotive, Inc. (the “Company”) appointed B. Scott Smith, age 47, as Chief Executive Officer of the Company, effective immediately. He will also continue to serve as the Company’s President and as a director of the Company. B. Scott Smith has been a director of the Company since its organization in January 1997 and President of the Company since March 2007. Mr. Smith served as the Company’s Vice Chairman from October 2002 to March 2007 and as the Company’s Chief Strategic Officer from October 2002 to July 2015. Mr. Smith was President and Chief Operating Officer of the Company from April 1997 to October 2002. B. Scott Smith is the son of O. Bruton Smith and the brother of David Bruton Smith, who serves as Vice Chairman and as a director of the Company.

In connection with B. Scott Smith’s appointment as Chief Executive Officer, a position previously held by O. Bruton Smith, the Company’s Board of Directors appointed O. Bruton Smith, age 88, as Executive Chairman of the Company, effective immediately. As Executive Chairman, O. Bruton Smith will report directly to the Company’s Board of Directors and will work closely with the Board of Directors, the Chief Executive Officer and the Vice Chairman with regard to overall leadership and strategic direction of the Company, guidance of the Company’s senior management, coordination of the Board of Directors’ activities and communication with the Company’s key stakeholders.

The Company has deemed that B. Scott Smith shall be the principal executive officer of the Company for purposes of all documents and certifications to be filed with or submitted to the Securities and Exchange Commission or the New York Stock Exchange and for all other similar or related purposes.

A copy of the Company’s press release relating to the foregoing matters is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Sonic Automotive, Inc., dated July 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

Date: July 27, 2015	By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of Sonic Automotive, Inc., dated July 27, 2015.